Exhibit 10.2

REA	Ontario Real Estate Association	Agreement to Lease Commercial - Short Form

This Agreement to Lease dated Sept 1, 2011

TENANT, Kinetic Resources Inc. (Full legal name of Tenants)

LANDLORD, Onpower.Financial Services (Full legal name of Landlord)

The Tenant hereby offers to lease from the Landlord the premises as described herein on the terms and subject to the conditions as set out in this Agreement.

1. PREMISES: The "Premises" consisting of approximately 1765 square Feet more or less on the 2nd floor of the "Building" known municipally as Unit203-3601 highway7E in the Town of Markham, Province of Ontario, as shown outlined on the plan attached as Schedule “B”.

2. USE: The Premises shall be used only for Commercial professional office.

3. TERM OF LEASE: The Lease shall be for a term of 2 years commencing on the 1st day of September, 2011, and terminating on the 31st day of August, 2013.

4. RENTAL: At a rental of $31,770 per annum, ayable $2,647.50 monthly in advance, on the first day of each month during the said term, plus HST.

5. DEPOSIT AND PREPAID RENT:  The Tenant delivers upon acceptance a negotiable cheque payable to Onpower Financial Services "Deposit Holder" in the amount of $12,000 to be de deposited and held in trust as security for the faithful performance by the Tenant of all terms, covenants and conditions of the Agreement and after the earlier of occupancy by the tenant or execution of the Lease to be applied by the Landlord against the last two month's rent and HST. If the Agreement is not accepted, the deposit is to be returned to the Tenant without interest or deduction. For the purposes of this Agreement, "Upon Acceptance" shall mean that the Tenant is required to deliver the deposit to the Deposit Holder within 24 hours of the acceptance of this Agreement. The parties to this Agreement hereby acknowledge that, unless otherwise provided for in this Agreement, the Deposit Holder shall place the deposit in trust in the Deposit Holder's noninterest bearing Real Estate Trust Account and no interest shall be earned, received or paid on the deposit.

6. ADDITIONAL TERMS:

Schedule A and B

7. SCHEDULES: The Schedules attached hereto shall form an integral part of this Agreement to Lease and consist of: Schedule(s).

8. IRREVOCABILITY: This Offer shall be irrevocable by Tenant until on the day of after which time if not accepted, this Offer shall be null and void and all monies paid thereon shall be returned to the Tenant without interest or deduction. It is further understood that all representations by the Landlord or any of the Landlord's representatives are set out in this Agreement.

9. NOTICES: The landlord hereby appoints the Listing Brokerage as agent for the landlord for the purpose of giving and receiving notices pursuant to this Agreement. Where a Brokerage (Tenant's Brokerage) has entered into a representation agreement with the Tenant, the Tenant hereby appoints the Tenant's Brokerage as agent for the purpose of giving and receiving notices pursuant to this Agreement. Where a Brokerage represents both the Landlord and the Tenant (multiple representation), the Brokerage shall not be entitled or authorized to be agent tor either the Tenant or the Landlord for the purpose of giving and receiving notices. Any notice relating hereto or provided for herein shall be in writing. In addition to any provision contained herein am in any Schedule hereto, this offer, any counter-offer, notice of acceptance thereof or any non to be given or received pursuant to this agreement or any Schedule hereto shall be deemed given and received when delivered personally or hand delivered to the Address for Service provided in the Acknowledgement below, or where a facsimile number is provided herein, when transmitted electronically to that facsimile number.

Fax No _________________ (For delivery of notices to Landlord)

Fax No. _________________ (For delivery of notices to Tenant)

10. EXECUTION OF LEASE: The Lease shall be prepared by the Landlord at the Landlord’s expense, in accordance with the terms and conditions of this Agreement subject to minor adjustments. The Lease will be signed and executed by both parties hereto prior to the commencement of work on the premises by either party and prior to occupancy by the Tenant.

11. AGREEMENT IN WRITING: If there is any conflict or discrepancy between any provision added to this Agreement (including any Schedule attached hereto) and any provision in the standard pre-set portion hereof, the added provision shall supersede the standard pre-set provision to the extent of such conflict or discrepancy. This Agreement, including any Schedule attached hereto, shall constitute the entire Agreement between Landlord and Tenant. There is no representation, warranty, collateral agreement or condition, which affects this Agreement other than as expressed herein. This Agreement shall be read with all changes of gender or number required by the context.

12. LEGAL, ACCOUNTING AND ENVIRONMENTAL ADVICE: The parties acknowledge that any information provided by the brokerage is not legal, accounting, 1ax or environmen1a1 advice, and that it has been recommended that the parties ob1ain independent professional advice prior to signing this document.

13. BINDING AGREEMENT: This Agreement and the acceptance thereof shall constitute a binding agreement by the parties to enter into the Lease of the Premises and to abide by the terms and conditions herein contained.

14. SUCCESSORS AND ASSIGNS: The heirs, executors, administrators, successors and assigns of the undersigned ore bound by the terms of this Agreement.

SIGNED, SEALED AND DELIVERED in the presence of:	IN WITNESS whereof I have hereunto set my hand and seal:

/s/	/s/ Date: Sept 1, 2011
(Witness)	(Tenant or Authorized Representative)

We/I, the Landlord hereby accept the above Offer, and agree that the commission together with applicable Harmonized Sales and Services Tax (and any other taxes as may hereafter be applicable), may be deducted from deposit and further agree to pay any remaining balance of commission forthwith.

SIGNED, SEALED AND DELIVERED in the presence of:	IN WITNESS whereof I have hereunto set my hand and seal:

/s/	/s/ Date: Sept 1, 2011
(Witness)	(Landlord or Authorized Representative)

CONFIRMATION OF ACCEPTANCE: Notwithstanding anything contained herein to the contrary, I confirm this Agreement with all changes and both typed and written was finally accepted by all parties at 10:30am this 1st day of Sept, 2011. /s/ Signature of Landlord or Tenant.

REA	Ontario Real Estate Association	Schedule A Agreement to Lease - Commercial

This Schedule is attached to and forms part of the Agreement to Lease between:

TENANT Kinetic Resources Inc

LANDLORD Onpower Financial. Services Inc

Premises known as 360l Highway 7 East Unit 203

Agreement to Lease dated September 1, 2011

Schedule A

1. NET RENT

Tenant and Landlord acknowledges and agrees that the lease and rentals payable thereunder are the Tenants NET rent. Tenant shall pay impositions, costs of HV AC, realty tax, maintenance, insurance and expenses of every kind related to the Leased Premises and the use and occupancy thereof.

2. ADDITIONAL RENT (TMI)

The Tenant shall pay TMI, being the proportionate share of Outside Maintenance, building Insurance management fee, utilities, parking and property taxes estimated to be $13.22 per square foot plus applicable HST to be adjusted from time to time according to actual costs.

3. SECURITY DEPOSIT

Tenant agrees to provide a bank draft or certified cheque in the amount of $12,000 as a security deposit to be applied against the last 2 months rent.

4. RESTRICTED USES

N/A

5. POST DATED CHEQUES

Tenant shall deliver 12 post dated cheques and on the anniversary date a series of another 10 post dated cheques.

6. RIGHT TO ASIGN OR SUB-LEASE

The Tenant when not in default shall have the right to asign or sublet the leased premise at any time or times during the lease term with the consent of the Landlord which will not be unreasonably withheld.

7. CURRENCY

All references to dollars are American unless otherwise specifically stated.

8. TENANT'S RESPONSABILITIES

The Tenant agrees to operate a business that complies with all applicable government laws, by-laws and regulations.

SCHEDULE "B"

UNIT 1
UNIT 2
UNIT 3
UNIT 4
UNIT 5
UNIT 6
UNIT 7
UNIT 8
UNIT 9
UNIT 10
UNIT 11
UNIT 12
UNIT 13
UNIT 14
UNIT 15
UNIT 16
CORRIDOR
ELECTRICAL ROOM
TEL.
ELECT.
MEN'S WR
WOMEN'S WR
ELEVATORS
JAN
FHC
ROOF
U2
U1
UP
DN
CONCRETE COLUMN
PART OF THE COMMON ELEMENT
(DRYWALL COVERED)
(TYPICAL)

DIAGRAM SHOWING LEVEL 2 - SECOND FLOOR OF WEST BUILDING
UNITS 1-16 BOTH INCLUSIVE